UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2018

INVESTVIEW, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

12 South 400 West
Salt Lake City, Utah		84101
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		888-778-5372

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note: this 8K/A is being filed to correct the description of the Material Agreement in Item 1.01 from the previous filing to the correct agreement description.

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 24th, 2018, InvestView, Inc., concluded a Stock Repurchase of 7,000,000 shares of its previously issued Registered Common Stock from Yorkville Advisors Global, LP and its Subsidiaries, D-Beta One EQ, Ltd, and YA II PN Ltd through a Letter Agreement that is attached as Exhibit 10.41

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as an exhibits to this report:

Exhibit Number*	Title of Document	Location
Item 10	Miscellaneous
10.41	Stock Buyback Letter Agreement between Investview, Inc., and Yorkville Advisors Global, LP and its subsidiaries dated September 13th, 2018.	Attached
_____________________________________________________________________________________
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

/s/ William C. Kosoff
Dated: September 26, 2018	By:
William Kosoff
Acting Chief Financial Officer